Exhibit No. 23
Headway Corporate Resources, Inc.
Form 10-K
File No. 0-23170

                     SUBSIDIARIES OF THE COMPANY

Name                                                              State or
                                                                 Jurisdiction

(1)   Headway Corporate Staffing Services, Inc. ("HCSS")           Delaware
(2)   HCSS East, Inc. ("East")                                     Delaware
(3)   HCSS West, Inc. ("West")                                     Delaware
(4)   HCSS Holdings, Inc.                                          Delaware
(5)   Headway Corporate Staffing Service of New York, Inc.         New York
      (a subsidiary of HCSS)
(6)   Corporate Staff Administration, Inc. (a subsidiary of HCSS)  New York
(7)   Certified Technical Staffing, Inc. (a subsidiary of HCSS)    New York
(8) Headway Corporate Staffing Services of North Carolina, Inc. Delaware (a subsidiary of HCSS)
(9) Headway Corporate Staffing Services of Connecticut, Inc. Delaware (a subsidiary of HCSS)
(10)  ASA Personnel Services, L.L.C. (a subsidiary of HCSS)        Delaware
(11)  Cheney Associates, L.L.C. (a subsidiary of East)             Delaware
(12)  Headway Corporate Staffing Services of Florida, L.L.C.       Delaware
      (a subsidiary of East)
(13) Headway Corporate Staffing Services of New Jersey, L.L.C. Delaware (a subsidiary of East)
(14)  Headway Technology Resources of Texas, L.L.C.                Delaware
      (a subsidiary of East)
(15)  Headway Corporate Staffing Services of California One,       Delaware
      L.L.C. (a subsidiary of West)
(16)  Headway Corporate Staffing Services of California Two,       Delaware
      L.L.C. (a subsidiary of West)
(17)  Carlyle Group, Ltd.                                          Illinois
(18)  Whitney Partners, L.L.C. ("Whitney")                         Delaware
(19)  The Whitney Group (Europe) Limited (a subsidiary of    United Kingdom
      Whitney)
(20)  Whitney Asia PTE Ltd. (a subsidiary of Whitney)             Singapore
(21)  The Whitney Group (Asia) Limited                            Hong Kong